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                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                            18/th/ & Cherry Streets
                                One Logan Square
                          Philadelphia, PA 19103-6996
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757

                                  July 31, 2002

Excelsior Funds, Inc.
One Freedom Valley Drive
Oaks, PA 19456

         Re:      Excelsior Funds, Inc. - Shares of Common Stock

Ladies and Gentlemen:

               We have acted as counsel to Excelsior Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of its shares of common stock, par value $.001 per share, under the Securities Act of 1933, as amended (the "1933 Act").

               The Articles of Incorporation of the Company, as amended and supplemented (the "Articles of Incorporation"), authorize the issuance of 35,000,000,000 shares of common stock. The Board of Directors of the Company has the power to classify or reclassify any authorized but unissued shares of common stock into one or more classes of shares and to divide and classify shares of any class into one or more series of such class. Pursuant to such authority, the Board of Directors (i) has previously classified 31,375,000,000 of such authorized shares into 24 classes (the "Classes"), each Class representing interests in a separate portfolio of investments (the "Portfolios") and (ii) has classified each Class of shares into one, two or three series of shares (the "Series"). The Classes and Series are referred to herein as "Shares." The Board has previously authorized the issuance of Shares to the public. Currently, the Company is authorized to issue Shares of the following Classes and Series:

         Portfolio                                             Authorized Shares
         ---------                                             -----------------

         Money Fund

                  A Shares .................................       3,000,000,000
                  A-Special Series 1 Shares ................       1,000,000,000

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Excelsior Funds, Inc.
July 31, 2002
Page 2 of 5

         Portfolio                                             Authorized Shares
         ---------                                             -----------------

         Government Money Fund

                  B Shares.......................................  3,000,000,000
                  B-Special Series 1 Shares......................  1,000,000,000

         Blended Equity Fund

                  C Shares.......................................    750,000,000
                  C-Special Series 1 Shares......................  1,000,000,000
                  C-Special Series 2 Shares......................    500,000,000

         Managed Income Fund

                  D Shares.......................................    375,000,000
                  D-Special Series 1 Shares......................    375,000,000

         Biotechnology Fund

                  E Shares.......................................    500,000,000

         International Fund

                  F Shares.......................................    375,000,000
                  F-Special Series 1 Shares......................    500,000,000

         Treasury Money Fund

                  G Shares.......................................  2,000,000,000
                  G-Special Series 1 Shares......................    500,000,000

         Small Cap Fund

                  H Shares.......................................    500,000,000
                  H-Special Series 1 Shares......................    500,000,000

         Energy and Natural Resources Fund

                  I Shares.......................................    500,000,000
                  I-Special Series 1 Shares......................    500,000,000

         Productivity Enhancers Fund

                  J Shares.......................................    500,000,000
                  J-Special Series 1 Shares......................    500,000,000

         Environmentally-Related Products and Services Fund

                  K Shares.......................................    500,000,000
                  K-Special Series 1.............................    500,000,000

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Excelsior Funds, Inc.
July 31, 2002
Page 3 of 5

         Portfolio                                             Authorized Shares
         ---------                                             -----------------

         Aging of America Fund

                  L Shares.......................................    500,000,000
                  L-Special Series 1.............................    500,000,000

         Communication and Entertainment Fund

                  M Shares.......................................    500,000,000
                  M-Special Series 1.............................    500,000,000

         Value and Restructuring Fund

                  N Shares.......................................    500,000,000
                  N-Special Series 1.............................    500,000,000
                  N-Special Series 2.............................    500,000,000

         Global Competitors Fund

                  O Shares.......................................    500,000,000
                  O-Special Series 1.............................    500,000,000

         Latin America Fund

                  P Shares.......................................    500,000,000
                  P-Special Series 1.............................    500,000,000

         Pacific/Asia Fund

                  Q Shares.......................................    500,000,000
                  Q-Special Series 1.............................    500,000,000

         Pan European Fund

                  R Shares.......................................    500,000,000
                  R-Special Series 1.............................    500,000,000

         Short-Term Government Securities Fund

                  S Shares.......................................    500,000,000
                  S-Special Series 1.............................    500,000,000

         Intermediate-Term Managed Income Fund

                  T Shares.......................................    500,000,000
                  T-Special Series 1.............................    500,000,000
                  T-Special Series 2.............................    500,000,000

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Excelsior Funds, Inc.
July 31, 2002
Page 4 of 5

         Portfolio                                             Authorized Shares
         ---------                                             -----------------

         Large Cap Growth Fund

                  U Shares....................................       500,000,000
                  U-Special Series 2..........................       500,000,000

         Real Estate Fund

                  V Shares....................................       500,000,000

         Emerging Markets Fund

                  W Shares....................................       500,000,000

         Technology Fund

                  X Shares....................................       500,000,000

         Unclassified Shares..................................     3,625,000,000
                                                                   -------------
                  Total.......................................    35,000,000,000

         We have reviewed the Articles of Incorporation, Amended and Restated By-Laws (the "By-Laws"), resolutions of the Company's Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the 1933 Act (the "Registration Statement"), as amended through Post-Effective Amendment No. 44 thereto.

         This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

         We have also assumed the following for this opinion:

         1. Shares have been and will continue to be issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of Shares.

         2. Shares have been and will continue to be issued against consideration therefor as described in the registration statement, and such consideration will have been in each case at least equal to the applicable net asset value and the applicable par value.

         3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Class or Series.

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Excelsior Funds, Inc.
July 31, 2002
Page 5 of 5

         4. Prior to effectiveness of Post-Effective Amendment No. 44 under the 1933 Act, as amended, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents to authorize, classify and establish the Shares.

         On the basis of the foregoing, it is our opinion that any Shares issued and sold after the date hereof will be validly and legally issued, fully paid and non-assessable by the Company.

         We hereby consent to the use of our name and to the references to our Firm included in the Registration Statement on Form N-1A under the 1933 Act and the Investment Company Act of 1940, as amended, respectively. This consent does not constitute a consent under section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,


                                                  /s/ Drinker Biddle & Reath LLP

                                                  DRINKER BIDDLE & REATH LLP